SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 7, 2006



                                  EXPEDIA, INC.
               (Exact Name of Registrant as Specified in Charter)


   DELAWARE                         000-51447                     20-2705720
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
   of Incorporation)                                      Identification Number)

 3150 139TH AVENUE S.E., BELLEVUE, WASHINGTON                  98005
      (Address of Principal Executive Offices)               (Zip Code)

 Registrant's telephone number, including area code:            (425) 679-7200


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 7, 2006, both the Compensation/Benefits Committee and the
Section 16 Committee (the "Committees") of the Board of Directors of Expedia, Inc. (the "Company") approved certain compensation arrangements for Dara Khosrowshahi, 36, Chief Executive Officer of the Company. A summary of Mr. Khosrowshahi's compensation arrangements is provided below.

         COMPENSATION. Mr. Khosrowshahi will receive an annual salary of $1,000,000, effective February 13, 2006, increased from an annual rate of $550,000 in 2005.

         CASH BONUS. Under the 162(m) Cash Bonus Plan for 2006, Mr. Khosrowshahi will be eligible for a discretionary cash bonus award, subject to the Company's achievement of a target increase in the price of the Company's common stock or the attainment of EBITA targets (the "Performance Goals").

         RESTRICTED STOCK UNITS. The Committees have approved the issuance of 800,000 restricted stock units (the "RSUs") to Mr. Khosrowshahi, 75% of which will vest (the "Initial Vesting"), upon the Company's achievement of (i) one of the Performance Goals, and (ii) the operating income before amortization ("OIBA") targets approved by the Committees. If Mr. Khosrowshahi has not voluntarily terminated his employment with the Company (or has not been terminated by the Company for cause), the remaining portion of the RSU's will vest on the first anniversary of the Initial Vesting.

         DISMISSAL WITHOUT CAUSE. If the Company terminates Mr. Khosrowshahi without cause in any year in which the Company's OIBA reaches the applicable target (as modified for the year of employment termination), then 75% of the RSU's will vest upon such termination of employment, subject to the Company's achievement of one of the Performance Goals.

         CHANGE OF CONTROL. If there is a change of control of the Company (as defined in the RSU grant agreement) then 50% of the outstanding RSU's vest immediately, without regard to the OIBA targets or Performance Goals. If within one year of the change of control, the Company terminates Mr. Khosrowshahi without cause or Mr. Khosrowshahi terminates employment following a modification of his duties and responsibilities, then the remaining RSU's will vest, without regard to the OIBA targets or Performance Goals.

         RESTRICTIVE COVENANTS. Following Mr. Khosrowshahi's ceasing to be employed by the Company for any reason, Mr. Khosrowshahi will be bound by a non-compete agreement with the Company to refrain from competing with the Company for a period of two years from his date of departure.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EXPEDIA, INC.

Date:  March 13, 2006                      By: /s/    Keenan M. Conder
                                               ---------------------------------
                                             Name:     Keenan M. Conder
                                             Title:    Senior Vice President
                                                        and General Counsel